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                                                                       EXHIBIT 8


                                 Jones, Walker
                              Waechter, Poitevent
                           Carrere & Denegre, L.L.P.


                                 July 15, 1997


McMoRan Oil & Gas Co.
1615 Poydras Street
New Orleans, LA 70170

     Re:  Subscription Rights to Subscribe for and
          Purchase Additional Shares of Common Stock of
          McMoRan Oil & Gas Co.

Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences applicable to the issuance, exercise, disposition and lapse of the transferable subscription rights (the "Rights") to subscribe for and purchase additional shares of common stock, $0.01 par value per share (the "Common Stock"), of McMoRan Oil & Gas Co. (the "Company").

     In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement of the Company on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to which this opinion is filed as an exhibit. In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

     Based upon the terms of the Rights as set forth in the Registration Statement, it is our opinion that the discussion set forth under the caption "Certain Federal Income Tax Considerations" in the Registration Statement accurately summarizes the material federal income tax consequences generally applicable to recipients of the Rights.

     The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

     We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent


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McMoRan Oil & Gas Co.
July 15, 1997
Page 2



is required under Section 7 of the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Very truly yours,



                                         JONES, WALKER, WAECHTER, POITEVENT,
                                              CARRERE & DENEGRE, L.L.P.

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